Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF SPINNAKER EXPLORATION COMPANY

PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying Quarterly Report of Spinnaker Exploration Company (the “Company”) on Form 10-Q for the period ended September 30, 2004 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert M. Snell, Chief Financial Officer of the Company, hereby certify, to my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT M. SNELL
Name:	Robert M. Snell
Title:	Chief Financial Officer
Date:	November 5, 2004

A signed original of this written statement required by Section 906 has been provided to Spinnaker Exploration Company and will be retained by Spinnaker Exploration Company and furnished to the Securities and Exchange Commission or its staff upon request.